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                                                                      EXHIBIT 23


                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Cambridge Technology Partners (Massachusetts), Inc. on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056, 333-09709, 33-99672, 333-49895, 333-49903,
333-72943 and 333-72945) and on Form S-3 (File Nos. 333-43127, 33-96838, 333-
16165, 333-17347 and 333-65079) of our reports dated February 2, 1999, except for Note R, as to which the date is March 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


                                                   /s/PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 1999